                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): October 15, 2003

                         THE HOUSTON EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)

          DELAWARE                      001-11899              22-2674487
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
       of incorporation)                                     Identification No.)

   1100 LOUISIANA, SUITE 2000                                       77002-5215
         HOUSTON, TEXAS                                             (Zip Code)
(Address of principal executive
            offices)

       Registrant's telephone number, including area code: (713) 830-6800

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On September 3, 2003, The Houston Exploration Company entered into a purchase and sale agreement with Transworld Exploration and Production Inc. to acquire Transworld's shallow-water Gulf of Mexico natural gas and oil producing properties and undeveloped acreage for $155 million, subject to customary closing adjustments.

On October 15, 2003, Houston Exploration completed the acquisition of these properties from Transworld. At closing, the $155 million purchase price was reduced by $6 million for various customary closing items, including revenues received by and expenditures made by the seller related to the properties acquired for the period between the effective date of the transaction, July 1, 2003, and the closing date, October 15, 2003. The net purchase price of $149 million was paid in cash and financed in part by cash on hand of $24 million and in part by borrowings of $125 million under our revolving bank credit facility.

The properties are located primarily in the central Gulf of Mexico in less than 320 feet of water and include 21 blocks covering 86,237 gross (64,394 net) acres. As of July 1, 2003, proved reserves are an estimated 91.5 billion cubic feet of natural gas equivalent, of which 75 percent is natural gas. Current production is from 11 fields and is estimated at approximately 35 million cubic feet of natural gas equivalent per day, net to the Company's interest. Houston Exploration will operate 97 percent of the proved reserves with an average working interest of 65 percent.

Other than Houston Exploration's negotiations and discussions with representatives of Transworld concerning the transaction described above, there are no material relationships between Houston Exploration and Transworld or any of Houston Exploration's affiliates, executive officers or directors, or any associate of any executive officer or director of Houston Exploration.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(C)      EXHIBITS

2.1* Purchase and Sale Agreement, dated September 3, 2003, by and among Transworld Exploration and Production, Inc., as Seller, and The Houston Exploration Company, as Buyer.

99.1 Press release dated September 11, 2003 announcing the purchase and sale agreement with Transworld Exploration and Production, Inc. (Exhibit
         99.1 to Houston Exploration's Current Report on Form 8-K dated September 15, 2003 and incorporated by reference herein.)

------------
*        filed herewith

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                THE HOUSTON EXPLORATION COMPANY

                                By:  /s/ James F. Westmoreland
                                     -------------------------------------------
                                     James F. Westmoreland
                                     Vice President and Chief Accounting Officer

Dated: October 29, 2003

                                 EXHIBIT INDEX

2.1* Purchase and Sale Agreement, dated September 3, 2003, by and among Transworld Exploration and Production, Inc., as Seller, and The Houston Exploration Company, as Buyer.

99.1 Press release dated September 11, 2003 announcing the purchase and sale agreement with Transworld Exploration and Production, Inc. (Exhibit
         99.1 to Houston Exploration's Current Report on Form 8-K dated September 15, 2003 and incorporated by reference herein.)

------------
*        filed herewith